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Exhibit 10.28

SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

        THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of March 28, 2003 (the "Effective Date"), by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and ROLAND CLINE (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Executive is a Senior Vice President and Managing Director of the Company and a member of the Company's Investment Committee (the "IC"); and

        WHEREAS, it is in the interests of the Company that the Executive's service continue to be available to the Company; and

        WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement dated as of June 7, 1999 (the "Old Agreement") pursuant to which the Company employed the Executive on the terms and conditions set forth therein; and

        WHEREAS, the Company and the Executive desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the Old Agreement is amended and restated as of the date hereof as follows:

ARTICLE I
Definitions and Interpretations

        1.1    Definitions

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

        "Base Salary" shall have the meaning specified in Section 3.1.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Change of Control" shall mean the occurrence of any of the following events: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Compensation Committee" shall mean the Compensation and Compliance Committee of the Board of Directors or such other entity as may be designated by the Board of Directors.

        "Confidential Information" shall have the meaning specified in Section 5.1(a).

        "Disability" shall mean a physical or mental condition of the Executive that, in the good faith judgment of not less than a majority of the Executive Committee, prevents the Executive from being able to perform the services required under this Agreement and that results in the Executive becoming eligible for long-term disability benefits (if such benefits are provided by the Company). If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Executive is able to resume duties, then such dispute shall be referred to a licensed physician appointed by the president of the Medical Society or similar organization in Washington, D.C., at the request of either party. The Executive shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Executive's physical or mental condition shall be binding and conclusive on the parties. The Company shall pay the cost of any such physician and examination.

        "Dispute" shall have the meaning specified in Article VI.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Executive Committee" shall mean the Executive Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

        "Expiration Date" shall have the meaning specified in Section 2.2.

        "Good Reason" shall mean any of the following that occur within the three months preceding or the 18 months following a Change of Control:

  (1)
  without the Executive's express written consent, a material adverse alteration in the nature or status of the Executive's position, location of employment, functions, duties or responsibilities with the Company apart from the termination of the Executive's service on the IC;

  (2)
  a material breach by the Company of any material provision of this Agreement that, if capable of being remedied, remains unremedied for more than 30 days after written notice thereof is given by the Executive to the Company;

  (3)
  any purported termination by the Company of the Executive's employment not in accordance with the provisions of this Agreement; or

  (4)
  the amendment, modification or repeal of any provision of the Company's Certificate of Incorporation or by-laws, if such amendment, modification or repeal would materially adversely affect the Executive's rights to indemnification by the Company.

        "ISO Plan" shall mean the Company's stock option plans for employees including, without limitation, the 1997 Stock Option Plan, the 2000 Employee Stock Option Plan and the 2002 Employee Stock Option Plan.

        "Misconduct" shall mean one or more of the following:

          (i)    the willful and continued failure by the Executive to perform substantially the Executive's duties described in Section 2.3 (other than any such failure resulting from the Executive's incapacity due to physical or mental illness) after two (2) written notices of such failure have been given to the Executive by the Company and the Executive has had a reasonable period (not to exceed 15 days from the second notice) to correct such failure;

          (ii)  the commission by the Executive of acts that are dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect; or

          (iii)  a material breach or violation by the Executive of (a) any material provision of this Agreement or (b) any material Company employment policy, including its Code of Ethics, that the Company will publish from time to time, which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given to the Executive by the Company.

        For purposes of this definition, no act or failure to act on the Executive's part shall be considered "Misconduct" if done or omitted to be done by the Executive in good faith and in the reasonable belief that such act or failure to act was in the best interest the Company or in furtherance of the Executive's duties and responsibilities described in Section 2.3.

        "Notice of Employment Continuation" shall mean a written notice from the Executive to the Company delivered in accordance with Section 4.7.

        "Notice of Termination" shall mean a notice purporting to terminate the Executive's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than 30 (one (1) day in the case of a termination by the Company for Misconduct) or more than 60 days after the date such notice is given. If such termination is by the Company for Disability or Misconduct or by the Executive for Good Reason, such notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis therefor.

        "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

        "Split Dollar Agreement" shall mean the Split Dollar Agreement dated as of September 7, 1999 by and between the Company and the Executive.

        "Target Bonus Plan" shall have the meaning specified in Section 3.2.

        "Term" shall have the meaning specified in Section 2.2.

        "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

        1.2    Interpretations

        (a)  In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

        (b)  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

ARTICLE II
Employment: Term, Positions and Duties, Etc.

        2.1    Employment

        The Company agrees to employ the Executive and the Executive agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

        2.2    Term of Employment

        Unless sooner terminated pursuant to Article IV, the term of the Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and shall continue until the first anniversary of the Effective Date (the "Expiration Date"); provided, however, that on each date during the Term, the Expiration Date shall be reset to the date one year after the date thereof, except that either party may terminate this Agreement by giving written notice that such daily extensions of the Term shall be discontinued in which case the Expiration Date shall be the date one year after the delivery of such notice.

        2.3    Positions and Duties

        (a)  While employed hereunder, the Executive shall serve as a Senior Vice President and Managing Director of the Company. As such, the Executive shall have the responsibilities and authorities designated to him by the Chief Operating Officer ("COO") or the Chief Executive Officer ("CEO") of the Company.

        (b)  While employed hereunder, the Executive shall (i) report directly to the COO of the Company or such other person designated by the CEO or the Board of Directors and (ii) observe and comply with all lawful policies, directions and instructions of the COO or other person so designated that are consistent with the foregoing provisions of this paragraph 2.3.

        (c)  While employed hereunder, the Executive shall (i) devote substantially all of the Executive's business time, attention, skill and efforts to the faithful and efficient performance of the Executive's duties hereunder and (ii) not accept employment with any Person other than with the Company. Notwithstanding the foregoing, the Executive may engage in the following activities so long as they do not interfere in any material respect with the performance of the Executive's duties and responsibilities hereunder: (i) serve on corporate, civic, religious, educational or charitable boards or committees and (ii) manage the Executive's personal investments.

        (d)  While employed hereunder, the Executive shall not knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.

ARTICLE III
Compensation and Benefits

        3.1    Base Salary

        (a)  For services rendered by the Executive under this Agreement, the Company shall pay to the Executive an annual base salary ("Base Salary") of $270,000 evenly paid twice a month or on such other schedule as salaried employees of the Company are generally and regularly compensated. Subject to paragraph (b) below, the CEO or the Compensation Committee may adjust the amount of the Base Salary at any time as he or she may deem appropriate in his or her sole discretion.

        (b)  The amount of the Base Salary may not be decreased without the prior written approval of the Executive except that if the CEO or the Compensation Committee increases the Base Salary as provided in the last sentence of paragraph (a) above, the CEO or the Compensation Committee may thereafter decrease the Base Salary by an amount not to exceed the aggregate amount of such increases.

        3.2    Target Bonus Plan

        During the Term, the Company shall maintain and the Executive shall be entitled to participate in an annual incentive bonus plan open to senior employees and certain other employees of the Company (the "Target Bonus Plan"), which will provide for the payment of cash bonuses to participants within

90 days of the end of each fiscal year. Under the Target Bonus Plan, the Executive will be eligible to earn a target bonus (the "Target Bonus") each year of not less than 150% of the Executive's Base Salary for such year. Criteria for earning the Target Bonus will be established by the Compensation Committee based on the Company's financial performance, the Executive's contributions to the Company and other appropriate factors. The amount of the Target Bonus earned will be based on the performance of the Company and the Executive against such criteria as well as other factors deemed relevant by the Compensation Committee. The establishment of such criteria and the necessary standards of performance for partial or full earning of the Target Bonus shall be at the sole discretion of the Compensation Committee.

        3.3    Vacation

        While employed hereunder, the Executive shall be entitled to vacation benefits in accordance with the vacation policy adopted by the Company from time to time for senior employees. Unless changed by the CEO or the Compensation Committee in a manner generally applicable to senior employees of the Company, the Executive shall be entitled to two weeks of vacation in each of the first two years of employment with the Company, three weeks of vacation in each of the third and fourth years of employment with the Company and four weeks per year in the fifth and subsequent years of employment. The Executive shall not be entitled to accumulate and carry over unused vacation time from year to year.

        3.4    Other Benefits

        The Executive shall be entitled to receive all employee benefits, fringe benefits and other perquisites that may be offered by the Company to its senior employees as a group, including, without limitation, participation by the Executive and, where applicable, the Executive's dependents, in the various employee benefit plans or programs (including, without limitation, pension plans, profit sharing plans, stock plans, health plans, life insurance, parking and disability insurance) generally provided to senior employees of the Company, subject to meeting the eligibility requirements with respect to each of such benefit plans or programs. However, nothing in this Section 3.4 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein, provided such changes apply to all similarly situated senior employees.

ARTICLE IV
Termination of Employment

        4.1    Termination by the Executive

        The Executive may, at any time prior to the Expiration Date, terminate the Executive's employment hereunder for any reason by delivering a Notice of Termination to the CEO. Unless such termination is for Good Reason, upon such termination, the Executive shall be entitled only to those rights and payments payable under Section 4.3.

        4.2    Termination by the Company

        The CEO or the Board of Directors may, at any time prior to the Expiration Date, terminate the Executive's employment hereunder for any reason by delivering a Notice of Termination to the Executive.

        4.3    Payment of Accrued Base Salary, Vacation Pay, etc.

        (a)  Promptly upon the termination of the Executive's employment for any reason (including death), the Company shall pay to the Executive (or the Executive's estate) a lump sum amount for (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) all unused vacation time accrued by the Executive as of the Termination Date in accordance with Section 3.4, and (iii) all unpaid benefits earned or vested, as the case may be, by the Executive as of the Termination Date under any and all incentive or deferred compensation plans or programs of the Company.

        (b)  A termination of the Executive's employment in accordance with this Agreement shall not alter or impair any of the Executive's accrued rights or benefits as of the Termination Date under any employee benefit plan or program maintained by the Company, in each case except as provided therein or in any written agreement entered into between the Company and the Executive pursuant thereto.

        4.4    Additional Rights in Connection With Disability

        In the event that the Company terminates the Executive by delivering a Notice of Termination to the Executive stating that such Termination is by reason of a Disability, the Executive shall be entitled to the benefits and payments set forth in this Section 4.4:

        (a)    Base Salary and Target Bonus.    The Company shall continue to pay to the Executive the Base Salary in effect as of the date on which the Notice of Termination was delivered for one (1) year following the Termination Date (such period being the "Disability Continuation Period"), which amount shall be reduced by any amount payable to the Executive under any disability plan maintained by the Company for the benefit of the Executive. In addition, the Executive shall be entitled to receive a Target Bonus (i) for the year in which the Executive's employment is terminated prorated through the Termination Date equal to the highest Target Bonus that could have been earned in such year (which Target Bonus will be paid on the same schedule as Target Bonuses are paid to other senior employees of the Company) and (ii) during the Disability Continuation Period equal to at the highest Target Bonus that could have been earned in the year in which the Termination Date occurred (which Target Bonus will be paid on the same schedule as Target Bonuses are paid to senior employees of the Company during the Disability Continuation Period).

        (b)    Insurance Benefits, etc.    The Company shall at all times during the Disability Continuation Period cause the Executive and the Executive's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior employees of the Company so that the Executive will receive, at all times during the Disability Continuation Period, the same benefits under such plans and programs as the Executive would have been entitled to receive had the Executive remained a senior employee of the Company and the Executive's costs for plans or programs shall be not greater than if the Executive had remained a senior employee of the Company. In no event shall the Executive's continuation period for purposes of Part 6 of Title I of the Executive Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of the Executive's coverage under the Company's group health plan as provided in this paragraph (b).

        Should the Executive's Disability end during the pendency of the Term, the Company may discontinue the payments contemplated by this Section 4.4 if it offers to reemploy the Executive under the terms of this Agreement.

        4.5    Additional Rights in Connection With Termination by the Executive with Good Reason or by the Company for Other than Misconduct or Disability

        In the event that the Executive terminates his employment with the Company pursuant to Section 4.1 for Good Reason or the Company terminates the Executive's employment with the Company pursuant to Section 4.2 for other than Misconduct or a Disability, the Executive shall be entitled to the payments and benefits set forth in this Section 4.5:

        (a)    Severance Payment.    As a severance payment, the Company shall continue to pay to the Executive a Base Salary at the highest rate that was in effect during the 24 months (the "Severance Computation Period") preceding the date of the Notice of Termination and for a period of 12 months from the Termination Date (the "Salary Continuation Period"). In addition, the Executive shall be entitled to receive a Target Bonus (i) for the year in which the Executive is terminated prorated through the Termination Date equal to the highest Target Bonus that could have been earned in such year (which Target Bonus will be paid on the same schedule as Target Bonuses are paid to other senior employees of the Company) and (ii) during the Salary Continuation Period equal to the higher of (A) the highest Target Bonus that could have been earned in the year in which the Termination Date occurred and (B) the highest annual Target Bonus that was actually paid in the three years preceding the Termination Date (which Target Bonus will be paid to the Executive on the same schedule as Target Bonuses are paid to senior employees of the Company during the Salary Continuation Period).

        (b)    Insurance Benefits, etc.    The Company shall at all times during the Salary Continuation Period cause the Executive and the Executive's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior employees of the Company so that the Executive will receive, at all times during the Salary Continuation Period, the same benefits under such plans and programs as the Executive would have been entitled to receive had the Executive remained a senior employee of the Company and the Executive's costs for plans or programs shall be not greater than if the Executive had remained a senior employee of the Company. In no event shall the Executive's continuation period for purposes of Part 6 of Title I of the Executive Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of the Executive's coverage under the Company's group health plan as provided in this paragraph (b).

        (c)    Special Rule on Change of Control.    In the event that a termination of employment subject to this Section 4.5 shall occur within the three months preceding or the 18 months following a Change of Control, the Severance Computation Period shall be 36 months and the Salary Continuation Period shall be 18 months.

        (d)    Release.    Notwithstanding anything in this Section 4.5 to the contrary, as a condition to the receipt of any benefit under this Section 4.5, the Executive must first execute and deliver to the Company a release as set out in Exhibit 4.5(d) hereto, releasing the Company, its officers, Board of Directors, employees and agents from any and all claims and from any and all causes of action of any kind or character that the Executive may have arising out of the Executive's employment with the Company or the termination of such employment, but excluding any claims and causes of action that the Executive may have arising under or based upon this Agreement.

        4.6    Additional Rights in the Event of Death

        In the event that the Executive's employment is terminated as a result of the Executive's death, the Executive's estate or beneficiaries shall be entitled to the payments and benefits set forth in this Section 4.6:

        (a)    Target Bonus.    The Executive's estate shall be entitled to receive a Target Bonus for the year in which the Executive death occurs prorated through the date of death based on the highest Target Bonus that could have been earned in such year (which Target Bonus will be paid on the same schedule as Target Bonuses are paid to other senior employees of the Company).

        (b)    Insurance Benefits, etc.    The Company shall pay the cost for dependents of the Executive for insurance coverage that they are entitled to obtain from the Company following the Executive's death pursuant to COBRA for a period equal to two months multiplied by the number of full years (not to exceed nine) during which the Executive was employed by the Company.

        4.7    Employment Continuation

        If the Unamortized Premium Payment under the Split Dollar Agreement is greater than zero, the Executive shall have the right either (i) in lieu of delivering a Notice of Termination in accordance with Section 4.1 or (ii) within thirty (30) days of the Company's delivery of a Notice of Termination in accordance with Section 4.2 (other than in connection with a Termination for the Executive's Misconduct), to deliver a Notice of Employment Continuation. If applicable, the Executive may specify in such Notice of Employment Continuation that Good Reason exists. Upon the delivery of a Notice of Employment Continuation, this Agreement shall terminate and be of no further force or effect and Employee's employment with the Company shall be governed instead by a Supplemental Employment Agreement in the form of Exhibit 4.7 hereto that will be executed and delivered by the Company and the Employee immediately upon the delivery of such Notice of Employment Continuation.

ARTICLE V
Confidential Information and Non-Competition

        5.1    Confidential Information

        (a)  The Executive recognizes that the services to be performed by the Executive hereunder are special, unique, and extraordinary and that, by reason of such employment with the Company, the Executive may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive agrees that the Executive will not (directly or indirectly) at any time, whether during or after the Executive's employment hereunder, (i) knowingly use for an improper personal benefit any Confidential Information that the Executive may learn or has learned by reason of the Executive's employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of the Executive's obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of the Executive's rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between the Executive and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to the operation and performance of the Company, its investments, portfolio companies, products, services, facilities, product methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities (including, as applicable, all of the foregoing information regarding the Company's past, current and prospective portfolio companies); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by the Executive or (y) is or becomes known or available to the Executive on a nonconfidential basis from a source (other than the Company) that, to the Executive's knowledge, is not prohibited from disclosing such information to the Executive by a legal, contractual, fiduciary or other obligation to the Company.

        (b)  The Executive confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by the Executive while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into the Executive's possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of the Executive not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, the Executive shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between the Executive and the Company.

        5.2    Non-Competition

        (a)  While employed hereunder and (i) if the Executive's employment is terminated and the Executive is entitled to receive compensation and benefits under Section 4.5, during the Salary Continuation Period or (ii) if the Executives employment is otherwise terminated, for a period of one (1) year thereafter (such period being the "Restricted Period"), the Executive shall not, unless the Executive receives the prior written consent of the Board of Directors, own a material interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, (A) any Person (x) that competes with the Company in investing or consulting with small and medium sized businesses in the United States with regard to change of control transactions in which the transaction utilizes employee stock ownership plans, or (y) that provides or proposes to provide services to or owns an investment in or proposes to make an investment in any Person that is a client of the Company as of the Termination Date or to which the Company has outstanding loans or in which the Company then has investments (including warrants or options), or (B) any potential customer of the Company with which the Company has discussed a client, loan or investment relationship within 12 months prior to, as applicable, the end of the Executive's employment or the Termination Date.

        (b)  The Executive has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. The Executive understands that the restrictions contained in this Section 5.2 may limit the Executive's ability to engage in a business similar to the Company's business, but acknowledges that the Executive will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

        (c)  During the Restricted Period, the Executive shall not, whether for the Executive's own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate the Executive's employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company.

        (d)  In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

        5.3    Injunctive Relief

        The Executive acknowledges that a breach of any of the covenants contained in this Article V may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Article V or such other relief as may be required to specifically enforce any of the covenants contained in this Article V. The Executive agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

ARTICLE VI
Dispute Resolution

        In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

        (a)  A meeting shall be held promptly between the parties, attended (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

        (b)  If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

        (c)  The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

        (d)  Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

        (e)  If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

        (f)    The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

        (g)  Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article VI.

        (h)  All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

        (i)    In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (i), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

        (j)    Except as limited by paragraph (i) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

        (k)  Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

ARTICLE VII
Miscellaneous

        7.1    No Mitigation or Offset

        The provisions of this Agreement are not intended to, nor shall they be construed to, require that the Executive mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to the Executive required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive, except that the Company may deduct from any amount required to be reimbursed to the Company by the Executive under Section 4.10 or Article VI(a) the amount of any payment which the Company is then required to make to the Executive hereunder.

        7.2    Assignability

        The obligations of the Executive hereunder are personal and may not be assigned or delegated by the Executive or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

        7.3    Notices

        All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to the Executive for purposes hereof, directed to the attention of the CEO with a copy to the Secretary of the Company and (ii) if to the Executive, at the Executive's residence address on the records of the Company or to such other address as the Executive may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

        7.4    Severability

        The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        7.5    Successors: Binding Agreement

        (a)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably acceptable to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

        (b)  This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amounts would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

        7.6    Tax Matters.

        The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) that it is required to withhold therefrom unless the Executive has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

        7.7    Amendments and Waivers

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        7.8    Entire Agreement, Termination of Other Agreements

        This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

        7.9    Governing Law

        THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS.

        7.10    Counterparts

        This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

AMERICAN CAPITAL STRATEGIES, LTD.
By:	Malon Wilkus, Chief Executive Officer
THE EXECUTIVE:

EXHIBIT 4.5(d)

RELEASE AGREEMENT

        THIS RELEASE AGREEMENT (the "Agreement"), is made as of the            day of            ,            , by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation with its principal place of business at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland (the "Corporation"), and                        , an individual (the "Executive").

W I T N E S S E T H:

        WHEREAS, the parties hereto are parties to a certain Employment Agreement dated as of March    , 2003 (the "Employment Agreement"); and

        WHEREAS, the execution and delivery of this Release Agreement as of the date hereof is a requirement of Section 4.5(d) thereof.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Mutual Release.

        (a)  The Executive, on his own behalf and on behalf of his heirs, representatives and assigns, hereby waives, releases, and forever and irrevocably discharges the Corporation, and its agents, attorneys, officers, directors, employees, successors and assigns (collectively, the "Corporation Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that the Executive may now have, may in the future have or may ever have had, against the Corporation Released Parties arising in any manner from or in any manner related, directly or indirectly, to the Executive's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof, except for such obligations as shall specifically survive the termination of the Executive's employment under the terms of the Employment Agreement.

        (b)  The Corporation, on its own behalf and on behalf of its successors and assigns, hereby waives, releases, and forever and irrevocably discharges the Executive, and his agents, attorneys, heirs, representatives and assigns (collectively, the "Executive Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that the Corporation may now have, may in the future have or may ever have had against the Executive Released Parties arising in any manner from or in any manner related to, directly or indirectly, the Executive's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof, except for such obligations as shall specifically survive the termination of the Executive's employment under the terms of the Employment Agreement..

        2.    Miscellaneous.    This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior negotiations, representations and agreements, either written or oral, between them except for the Surviving Agreements. There are no conditions, agreements, or representations between the parties except those expressed herein. This Agreement may be altered, modified, amended, or repealed only by a duly executed written instrument signed by the parties hereto. This Agreement shall be governed by the law of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Each party binds himself or itself and his or its heirs, successors, legal representatives and assigns in respect to all covenants and agreements contained herein. Except as specifically contemplated herein, nothing herein shall be construed as giving any right or benefit hereunder to anyone other than the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first hereinabove written.

WITNESS:	THE EXECUTIVE:
(Seal)
AMERICAN CAPITAL STRATEGIES, LTD. A Delaware Corporation
	By:	Name: Title	(Seal)

EXHIBIT 4.7

SUPPLEMENTAL EMPLOYMENT AGREEMENT

        THIS SUPPLEMENTAL EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of                        (the "Effective Date") by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and ROLAND CLINE (the "Executive").

W I T N E S S E T H:

        WHEREAS, the Company and the Executive are parties to a Second Amended and Restated Employment Agreement dated as of December    , 2002 (the "Old Agreement") pursuant to which the Company employed the Executive on the terms and conditions set forth therein; and

        WHEREAS, the Executive delivered a Notice of Employment Continuation pursuant to the Old Agreement and pursuant thereto the Old Agreement was terminated and this Agreement became effective and the parties desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth; and

        WHEREAS, the parties hereto are also parties to a Split Dollar Agreement dated as of September 7, 1999 (the "Split Dollar Agreement").

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
Definitions and Interpretations

        1.1.    Definitions

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

        "Base Salary" shall have the meaning specified in Section 3.1.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Change of Control" shall mean the occurrence of any of the following events: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the Company, becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

        "Confidential Information" shall have the meaning specified in Section 5.1(a).

        "Continuation Period" shall have the meaning specified in Section 4.4(a).

        "Dispute" shall have the meaning specified in Article 6.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Expiration Date" shall have the meaning specified in Section 2.2.

        "ISO Plan" shall have the meaning specified in Section 3.3.

        "Misconduct" shall mean the commission by Executive of acts that are dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect. For purposes of this definition, no act or failure to act on Executive's part shall be considered "Misconduct" if done or omitted to be done by Executive in good faith and in the reasonable belief that such act or failure to act was in the best interest of the Company or in furtherance of Executive's duties and responsibilities described in Section 2.3.

        "Notice of Termination" shall mean a notice purporting to terminate Executive's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than ten (10) days (one (1) day in the case of a termination by the Company for Misconduct).

        "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

        "Term" shall have the meaning specified in Section 2.2.

        "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

        1.2.    Interpretations

        (a)  In this Agreement, unless a clear contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

        (b)  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

ARTICLE 2
Employment: Term, Positions and Duties, Etc.

        2.1.    Employment

        The Company agrees to employ Executive and Executive agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

        2.2.    Term of Employment

        Unless sooner terminated pursuant to Article 4, the term of Executive's employment under this Agreement (the "Term") shall commence on the Effective Date and continue until the later to occur of

(i) such date as the Employer's Interest in the Policy (as such terms are defined in the Split Dollar Agreement) is zero and (ii) the expiration of the Continuation Period.

        2.3.    Positions and Duties

        (a)  While employed hereunder, Executive shall serve as an Assistant Secretary of the Company. The Executive's duties as Assistant Secretary shall be limited to providing consulting services to the Company with regard to matters previously attended to by the Executive as an employee of the Corporation. Nothing herein shall obligate the Executive to spend more than 10 hours per year on Company business. While employed hereunder, Executive shall report to the Board of Directors or such person as is designated by the Board of Directors.

        (b)  The Company agrees to use its reasonable best efforts to cause Executive to be elected or appointed as an Assistant Secretary of the Company.

        (c)  While employed hereunder, Executive shall be entitled to undertake other employment not otherwise in violation of the terms of this Agreement.

ARTICLE 3
Compensation and Benefits

        3.1.    Base Salary

        For services rendered by Executive under this Agreement, the Company shall pay to Executive an annual base salary ("Base Salary") of $200 in addition to such other amounts as may be provided herein.

        3.2.    Other Benefits

        Executive shall not be entitled to receive any employee benefits, fringe benefits and other perquisites that may be offered by the Company to its officers or employees except as specifically provided herein except that Executive shall be entitled to continue participation in the benefits provided under the Split Dollar Agreement.

        3.3.    Indemnification

        The Company agrees to defend, indemnify and hold harmless the Executive from and against any liability and expenses arising by reason of Executive's acting as an officer of the Company, in accordance with and to the fullest extent permitted by law. The Company shall maintain directors and officers liability insurance for the Executive in such amounts of coverage as are reasonably available to the Company and to the extent such is attainable at reasonable cost and are permitted by law.

        3.4.    Payment of Accrued Base Salary Vacation Pay, etc.

        The Company shall pay to Executive a lump sum amount for (i) any unpaid Base Salary earned under the Old Agreement prior to the Effective Date, (ii) all unused vacation time accrued by Executive as of the Effective Date in accordance with Section 3.4 of the Old Agreement, (iii) all unpaid benefits earned or vested, as the case may be, by Executive as of the Effective Date under any and all incentive or deferred compensation plans or programs of the Company and (iv) any amounts in respect of which Executive has requested, and is entitled to, reimbursement in accordance with Section 3.5 of the Old Agreement as of the Effective Date.

        3.5.    Additional Rights in Connection With Disability

        In the event that prior to the delivery by the Executive of his Notice of Employment Continuation, the Company had delivered a Notice of Termination to Executive stating that such Termination was for reason of a Disability, the Executive shall be entitled to the benefits and payments set forth in this Section 3.5:

        (a)    Base Salary and Target Bonus.    The Company shall continue to pay to the Executive the Base Salary in effect as of the date on which the Notice of Termination was delivered for one (1) year following the Effective Date (such period being the "Disability Continuation Period") which amount shall be reduced by any amount payable to the Executive under any disability plan maintained by the Company for the benefit of the Executive. In addition, the Executive shall be entitled to receive a Target Bonus (i) for the year in which the Executive's employment is terminated prorated through the Termination Date based on the highest Target Bonus that could have been earned in such year (which Target Bonus will be paid on the same schedule as Target Bonuses are paid to other senior employees of the Company) and (ii) during the Disability Continuation Period computed at the highest Target Bonus that could have been earned in the year in which the Effective Date occurred (which Target Bonus will be paid on the same schedule as Target Bonuses are paid to senior employees of the Company during the Disability Continuation Period).

        (b)    Insurance Benefits, etc.    The Company shall at all times during the Disability Continuation Period cause the Executive and the Executive's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior employees of the Company so that the Executive will receive, at all times during the Disability Continuation Period, the same benefits under such plans and programs as the Executive would have been entitled to receive had the Executive remained a senior employee of the Company and the Executive's costs for plans or programs shall be not greater than if the Executive had remained a senior employee of the Company. In no event shall the Executive's continuation period for purposes of Part 6 of Title I of the Executive Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of the Executive's coverage under the Company's group health plan as provided in this paragraph (b).

        (c)    End of Disability.    Should the Executive's Disability (as defined in the Old Agreement) end during the pendency of the payments and benefits contemplated under this Section 3.5, the Company may discontinue such payments and benefits if it offers to reemploy Executive under the terms of the Old Agreement.

        (d)    Options.    All options of the Executive under the ISO Plan that have not vested as of the Effective Date and that would vest within one year of the Effective Date shall vest and shall become immediately exercisable and shall remain exercisable by the Executive for the shorter of 18 months following the Effective Date and their original term. All other options shall expire.

        3.6    Additional Rights in Connection With Terminations by Executive for Good Reason or by the Company for Other than Misconduct or Disability

        In the event that Executive delivered a statement with his Notice of Employment Continuation that Good Reason (as defined in the Old Agreement) exists or if the Company delivered a Notice of Termination pursuant to Section 4.2 of the Old Agreement and did not specify that Misconduct or a Disability exists, the Executive shall also be entitled to the payments and benefits set forth in this Section 3.5.

        (a)    Certain Payments.    The Company shall continue to pay to the Executive a Base Salary at the highest rate that was in effect during the 24 months (the "Salary Computation Period") preceding the date of the Notice of Termination and for a period of 12 months from the Effective Date (the "Salary Continuation Period"). In addition, the Executive shall be entitled to receive a Target Bonus (i) for the year in which the Effective Date occurs prorated through the Effective Date based on the highest Target Bonus that could have been earned in such year (which Target Bonus will be paid on the same schedule as Target Bonuses are paid to other senior employees of the Company) and (ii) during the

Salary Continuation Period computed at the higher of (A) the highest Target Bonus that could have been earned in the year in which the Effective Date occurred and (B) the highest annual Target Bonus that was actually paid in the three years preceding the Effective Date (which Target Bonus will be paid to the Executive on the same schedule as Target Bonuses are paid to senior employees of the Company during the Salary Continuation Period). In addition, the Executive will be entitled to participate in and receive benefits under the Company's health and welfare benefit plans during the Salary Continuation Period on generally the same terms and same basis as he participated prior to the Effective Date.

        (b)    Insurance Benefits, etc.    The Company shall at all times during the Salary Continuation Period cause the Executive and the Executive's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior employees of the Company so that the Executive will receive, at all times during the Salary Continuation Period, the same benefits under such plans and programs as the Executive would have been entitled to receive had the Executive remained a senior employee of the Company and the Executive's costs for plans or programs shall be not greater than if the Executive had remained a senior employee of the Company. In no event shall the Executive's continuation period for purposes of Part 6 of Title I of the Executive Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of the Executive's coverage under the Company's group health plan as provided in this paragraph (b).

        (c)    Special Rule on Change of Control.    In the event that a change in employment status subject to this Section 3.6 shall occur within the three months preceding or the 18 months following a Change of Control, the Salary Computation Period shall be 36 months and the Salary Continuation Period shall be 18 months.

        (d)    Release.    Notwithstanding anything in this Section 3.5 to the contrary, as a condition to the receipt of any benefit under this Section 3.5, Executive must first execute and deliver to the Company a mutual release as set out in Exhibit 3.5(d) hereto (which the Company shall be obligated to execute upon Executive's delivery thereof), releasing the Company, its officers, Board of Directors, employees and agents from any and all claims and from any and all causes of action of any kind or character that Executive may have arising out of Executive's employment with the Company on or prior to the Effective Date, but excluding any claims and causes of action that Executive may have arising under or based upon this Agreement.

ARTICLE 4
Termination

        4.1.    Termination of Executive

        Executive may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman of the Board of Directors.

        4.2.    Termination by the Company

        The Company may, at any time prior to the Expiration Date, terminate Executive's employment hereunder for any reason by delivering a Notice of Termination to Executive; provided, however, such notice may be delivered only if the Executive has committed Misconduct.

        4.3    Non-exclusivity of Rights

        Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any other contract or agreement with the Company. Amounts that are vested benefits or that Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Effective Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

ARTICLE 5
Confidential Information and Non-Competition

        5.1    Confidential Information

        (a)  The Executive recognizes that the services to be performed by the Executive hereunder are special, unique, and extraordinary and that, by reason of such employment with the Company, the Executive may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive agrees that the Executive will not (directly or indirectly) at any time, whether during or after the Executive's employment hereunder, (i) knowingly use for an improper personal benefit any Confidential Information that the Executive may learn or has learned by reason of the Executive's employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of the Executive's obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of the Executive's rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between the Executive and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to the operation and performance of the Company, its investments, portfolio companies, products, services, facilities, product methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information, business plans, prospects or opportunities (including, as applicable, all of the foregoing information regarding the Company's past, current and prospective portfolio companies); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by the Executive or (y) is or becomes known or available to the Executive on a nonconfidential basis from a source (other than the Company) that, to the Executive's knowledge, is not prohibited from disclosing such information to the Executive by a legal, contractual, fiduciary or other obligation to the Company.

        (b)  The Executive confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by the Executive while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into the Executive's possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of the Executive not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, the Executive shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between the Executive and the Company.

        5.2    Non-Competition

        (a)  While employed hereunder and (i) if the Executive's employment is terminated and the Executive is entitled to receive compensation and benefits under Section 3.6, during the Salary Continuation Period or (ii) if the Executives employment is otherwise terminated, for a period of one (1) year thereafter (such period being the "Restricted Period"), the Executive shall not, unless the

Executive receives the prior written consent of the Board of Directors, own a material interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, (A) any Person (x) that competes with the Company in investing or consulting with small and medium sized businesses in the United States with regard to change of control transactions in which the transaction utilizes employee stock ownership plans, or (y) that provides or proposes to provide services to or owns an investment in or proposes to make an investment in any Person that is a client of the Company as of the Termination Date or to which the Company has outstanding loans or in which the Company then has investments (including warrants or options), or (B) any potential customer of the Company with which the Company has discussed a client, loan or investment relationship within 12 months prior to, as applicable, the end of the Executive's employment or the Termination Date.

        (b)  Executive has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Executive understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

        (c)  During the Restricted Period, Executive shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company.

        (d)  In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

        5.3.    Injunctive Relief

        Executive acknowledges that a breach of any of the covenants contained in this Article 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by this Article 5 or such other relief as may required to specifically enforce any of the covenants contained in this Article 5. Executive agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

ARTICLE 6
Dispute Resolution

        In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

        (a)  A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

        (b)  If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

        (c)  The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

        (d)  Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

        (e)  If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

        (f)    The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

        (g)  The Company shall reimburse Executive, on a current basis, for 50% of all reasonable legal fees and expenses, if any, incurred by Executive in connection with any Dispute; provided, however, that in the event the resolution of such Dispute in accordance with this Article 6 includes a finding denying, in all material respects, Executive's claims in such Dispute, Executive shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Executive with respect to such Dispute pursuant to this paragraph (g).

        (h)  Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article 6.

        (i)    All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

        (j)    In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

        (k)  Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

        (l)    Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

ARTICLE 7
Miscellaneous

        7.1.    No Mitigation or Offset

        The provisions of this Agreement are not intended to, nor shall they be construed to, require that Executive mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Executive as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Executive required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Executive, except that the Company may deduct from any amount required to be reimbursed to the Company by Executive under Section 4.10 or Article 6(a) the amount of any payment which the Company is then required to make to Executive hereunder.

        7.2.    Assignability

        The obligations of Executive hereunder are personal and may not be assigned or delegated by Executive or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

        7.3.    Notices

        All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Executive for purposes hereof, directed to the attention of the Board of Directors with a copy to the Secretary of the Company and (ii) if to Executive, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

        7.4.    Severability

        The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        7.5.    Successors: Binding Agreement

        (a)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonable acceptable to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

        (b)  This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Executive should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

        7.6.    Tax Matters

        The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Executive has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

        7.7.    Amendments and Waivers

        No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such member of the Board of Directors as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        7.8.    Entire Agreement, Termination of Other Agreements

        This Agreement is an integration of the parties' agreement and except with regard to such definitions as are set forth in the Old Agreement and are specifically referenced herein, no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

        7.9.    Governing Law

        THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

        7.10.    Counterparts

        This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

AMERICAN CAPITAL STRATEGIES, LTD.
By:
EMPLOYEE:
Roland Cline

EXHIBIT 3.5(d)

RELEASE AGREEMENT

        THIS RELEASE AGREEMENT (the "Agreement"), is made as of the            day of            ,            , by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation with its principal place of business at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland (the "Corporation"), and ROLAND CLINE, an individual ("Cline").

W I T N E S S E T H:

        WHEREAS, the parties hereto are parties to a certain Supplemental Employment Agreement dated as of            (the "Employment Agreement"); and

        WHEREAS, the execution and delivery of this Release Agreement as of the date hereof is a requirement of Section 3.5(d) thereof.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Mutual Release.

        (a)  Cline, on his own behalf and on behalf of his heirs, representatives and assigns, hereby waives, releases, and forever and irrevocably discharges the Corporation, and its agents, attorneys, officers, directors, employees, successors and assigns (collectively, the "Corporation Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that Cline may now have, may in the future have or may ever have had, against the Corporation Released Parties arising in any manner from or in any manner related, directly or indirectly, to Cline's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of the Corporation resulting from the provisions of the Employment Agreement and the Split Dollar Agreement, each entered into by and among the parties hereto bearing the date of                        (collectively, the "Surviving Agreements").

        (b)  The Corporation, on its own behalf and on behalf of its successors and assigns, hereby waives, releases, and forever and irrevocably discharges Cline, and his agents, attorneys, heirs, representatives and assigns (collectively, the "Cline Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that the Corporation may now have, may in the future have or may ever have had against the Cline Released Parties arising in any manner from or in any manner related to, directly or indirectly, Cline's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of Cline resulting from the provisions of the Surviving Agreements.

        2.    Miscellaneous.    This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior negotiations, representations and agreements, either written or oral, between them except for the Surviving Agreements. There are no conditions, agreements, or representations between the parties except those expressed herein. This Agreement may be altered, modified, amended, or repealed only by a duly executed written instrument signed by the parties hereto. This Agreement shall be governed by the law of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Each party binds himself or itself and his or its heirs, successors, legal representatives and assigns in respect to all covenants and agreements contained herein. Except as specifically contemplated herein, nothing herein shall be construed as giving any right or benefit hereunder to anyone other than the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first hereinabove written.

CLINE:
WITNESS:
(Seal)
Roland Cline
AMERICAN CAPITAL STRATEGIES, LTD. A Delaware Corporation
	By:	Name: Title	(Seal)

QuickLinks

  Exhibit 10.28
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
ARTICLE I Definitions and Interpretations
ARTICLE II Employment: Term, Positions and Duties, Etc.
ARTICLE III Compensation and Benefits
ARTICLE IV Termination of Employment
ARTICLE V Confidential Information and Non-Competition
ARTICLE VI Dispute Resolution
ARTICLE VII Miscellaneous
  EXHIBIT 4.5(d)
RELEASE AGREEMENT
  EXHIBIT 4.7
SUPPLEMENTAL EMPLOYMENT AGREEMENT
ARTICLE 1 Definitions and Interpretations
ARTICLE 2 Employment: Term, Positions and Duties, Etc.
ARTICLE 3 Compensation and Benefits
ARTICLE 4 Termination
ARTICLE 5 Confidential Information and Non-Competition
ARTICLE 6 Dispute Resolution
ARTICLE 7 Miscellaneous
  EXHIBIT 3.5(d)
RELEASE AGREEMENT